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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WADDELL & REED FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2002

To the Stockholders of
Waddell & Reed Financial, Inc.:

        Waddell & Reed Financial, Inc.'s 2002 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 24, 2002.

        At the annual meeting, we will ask you to (1) approve the election of the nominees shown in the accompanying Proxy Statement as directors and (2) ratify the appointment of KPMG LLP as our independent auditors for the 2002 fiscal year.

        The accompanying formal notice and Proxy Statement discuss matters which will be presented for a stockholder vote. We have also enclosed our 2001 Annual Report. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

        It is important that your shares be voted at this meeting. If you are unable to attend the meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy and returning it in the accompanying envelope as promptly as possible.

        We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company during 2001.

                      Sincerely,

                      Keith A. Tucker
                       Chairman of the Board
                      & Chief Executive Officer

                      Henry J. Herrmann
                       President & Chief Investment Officer

WADDELL & REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 24, 2002

To the Stockholders of
Waddell & Reed Financial, Inc.:

        I am pleased to give you notice that the 2002 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. will be held in the William T. Morgan Auditorium at our executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 on Wednesday, April 24, 2002, at 10:00 a.m., local time.

        At the annual meeting, you will be asked to:

  1.
  Elect the nominees shown in the accompanying Proxy Statement as directors to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

  2.
  Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002.

  3.
  Transact such other business as may properly come before the annual meeting or any adjournments thereof.

        These matters are more fully discussed in the accompanying Proxy Statement, which is made a part of this Notice.

        The Board of Directors has fixed Thursday, February 28, 2002, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy at any time before it is voted by submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving oral notice of your intention to vote in person.

        The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be terminated at any such adjourned meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Daniel C. Schulte
                       Vice President, General Counsel & Secretary

        This Proxy Statement is dated March 20, 2002 and is first being mailed to stockholders on or about this date.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

Summary Term Sheet

        This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the nominees being solicited for director and the appointment of KPMG LLP as our independent auditors, you should carefully read this entire document, its attachments and the other documents to which we refer.

When and Where Is The Annual Meeting?

        The annual meeting will take place on Wednesday, April 24, 2002, at 10:00 a.m., local time, in the William T. Morgan Auditorium at our executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202. See "Information Concerning the Annual Meeting—Date and Time."

What Matters Will Be Voted Upon At The Annual Meeting?

        At the annual meeting you will be asked to:

  •
  Consider and vote upon a proposal to elect Keith A. Tucker and Jerry W. Walton as directors to hold office for a term of three years, expiring at the close of the annual meeting of stockholders in 2005.

  •
  Consider and vote upon a proposal to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002.

  •
  Transact such other business as may properly come before the annual meeting or any adjournments thereof.

Who Is Entitled To Vote?

        Only stockholders of record at the close of business on Thursday, February 28, 2002, which is the "record date," are entitled to notice of, and to vote at, the annual meeting.

If My Broker Holds My Shares In "Street Name," Will My Broker Vote My Shares For Me?

        Your broker has the discretion to vote your shares, without any instructions from you, on the approval of the nominees for director and the ratification of KPMG LLP as the Company's auditors for fiscal year 2002. If you do not want your broker to use its discretion in voting on these matters, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "Information Concerning the Annual Meeting—Voting of Proxies."

May I Change My Vote After I Have Submitted My Proxy?

        Yes. To change your vote you can do any of the following:

  •
  Give notice of your changed vote to us in writing mailed to Daniel C. Schulte, Secretary, at our executive offices.

  •
  Execute and deliver to us a subsequent proxy.

  •
  Attend the annual meeting and give oral notice of your intention to vote in person.

        You should be aware that simply attending the annual meeting would not in and of itself constitute a revocation of your proxy. See "Information Concerning the Annual Meeting—Revocability of Proxies."

What Do I Need To Do Now?

        First, read this Proxy Statement carefully. Then, you should, as soon as possible, submit your proxy by either executing and returning the paper proxy card or by voting electronically via the Internet or by telephone. Your shares represented by proxy will be voted in accordance with your directions specified. If you submit a proxy, but have not specified any directions, your shares will be voted for approval of the director nominees and ratification of the appointment of the independent auditors. See "Information Concerning the Annual Meeting—Voting of Proxies."

Who Can Help Answer Your Questions?

        If you have any questions concerning any proposal or the annual meeting, if you would like additional copies of the Proxy Statement or if you will need special assistance at the meeting, please call our Investor Relations office at (800) 532-2757. In addition, information regarding the annual meeting is available via the Internet at our website (www.waddell.com). The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

        YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT (INCLUDING THE ATTACHMENTS) IN ITS ENTIRETY.

INFORMATION CONCERNING THE ANNUAL MEETING

Date And Time

        This Proxy Statement is being delivered to the Company's stockholders on or about March 20, 2002, in connection with the solicitation of proxies to be voted at the annual meeting to be held on Wednesday, April 24, 2002.

Matters To Be Voted Upon At The Annual Meeting

        At the annual meeting you will be asked to:

  (1)
  Consider and vote upon a proposal to elect Keith A. Tucker and Jerry W. Walton as directors to hold office for a term of three years, expiring at the close of the annual meeting of stockholders in 2005;

  (2)
  Consider and vote upon a proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

  (3)
  Transact such other business as may properly come before the annual meeting or any adjournments thereof.

Record Date; Shares Entitled To Vote

        The Board of Directors has set the close of business on Thursday, February 28, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Each share of Class A common stock will be entitled to one vote on all matters submitted for vote at the annual meeting.

        As of the record date, there were approximately 80,500,432 shares of Class A common stock issued and outstanding to be voted at the annual meeting.

Quorum; Adjournment

        The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists for the transaction of business. Broker non-votes, which are described in more detail below, are also counted as shares present or represented at the annual meeting for purposes of determining whether a quorum exists.

Vote Required For Approval

  •
  Election of Directors

          Approval of the nomination of Keith A. Tucker and Jerry W. Walton for director requires the affirmative vote of a plurality of the votes cast at the annual meeting.

  •
  Ratification of the appointment of independent auditors

          Ratification of the Board's appointment of KPMG LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes cast at the annual meeting. Stockholder ratification is not required for the selection of KPMG LLP as the Company's independent auditors because the Board and its Audit Committee has the responsibility of selecting the Company's independent auditors. However, we are submitting the proposal to solicit the opinion of our stockholders.

        As of the record date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options), an aggregate of approximately 3,002,950 shares of Class A common stock representing 3.7% of the Class A common stock issued and outstanding and 3.7% of the voting power. The Company believes that the directors and executive officers of the Company currently intend to vote their shares in favor of the election of the nominees for director and in favor of the ratification of KPMG LLP as the Company's independent auditors.

Voting Of Proxies

        Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received on or before the time of the annual meeting, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement in the manner directed on the proxy. Keith A. Tucker and Henry J. Herrmann are named as proxies in the proxy and have been designated as directors' proxies by the Board to represent you and vote your shares at the meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted, to the extent applicable (1) FOR the election of the nominees named in this Proxy Statement, (2) FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for fiscal year 2002, and (3) in accordance with the proxy holder's best judgment as to any other business as may properly come before the annual meeting. Shares represented by proxies voting for the approval of a specific proposal will be voted for adjourning the annual meeting for the purpose of soliciting additional proxies for the approval of that proposal. Shares represented by proxies voting against the approval of a particular proposal will be voted against adjourning the annual meeting for the purpose of soliciting additional proxies for the approval of that proposal.

        This Proxy Statement is considered to be voting instructions for the trustees of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company for our common stock allocated to individual accounts under those plans. If account information is the same, participants in the plan (who are also stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

        Brokers who hold shares in "street name" for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called "broker non-votes"). Accordingly, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote the shares with respect to the approval of such non-routine matters. With respect to the election of directors and the ratification of the appointment of the independent auditors and other routine matters, a broker will have discretionary authority to vote the common shares if the beneficial owner has not given instructions.

        Other than the election of directors and the ratification of the appointment of the Company's independent auditors, the Company's management is not aware of any other matters which may come before the annual meeting. If any other matters are properly presented at the annual meeting for action, Mr. Tucker and Mr. Herrmann will vote in accordance with their best judgment on such matters.

Revocability Of Proxies

        Any stockholder of record who has given a proxy may revoke it by attending the annual meeting and giving oral notice of his or her intention to vote in person. In addition, any proxy may be revoked at any time prior to the annual meeting by delivering to the Secretary of the Company a written statement revoking it or by delivering a duly executed proxy bearing a later date. Attendance at the annual meeting by a stockholder who has executed and delivered a proxy to the Company will not in and of itself constitute a revocation of that proxy.

Solicitation Of Proxies

        The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. We will initially solicit proxies by mail. Further solicitation may be made in person, by telephone or by fax. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

        YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Bylaws provide that the number of directors shall be not less than seven nor more than fifteen with the exact number to be fixed by the Board of Directors. Our Certificate of Incorporation divides our Board into three categories, with the term of each category expiring in consecutive years.

        Our Board of Directors proposes the election of Keith A. Tucker and Jerry W. Walton as Class I directors, to hold office for a term of three years, expiring at the close of the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified. It is the Board's opinion that these candidates are sufficiently familiar with the Company and its business to be able to competently direct and manage the Company's business affairs. Biographical information on each of these nominees is set forth below in "Directors and Executive Officers of the Company."

        If either of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board may recommend, unless the Board reduces the number of directors to be elected at the annual meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED HEREIN.

        OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number and Term of Directors

        The Company's Certificate of Incorporation divides the Board into three categories of as equal size as possible, with the terms of each category expiring in consecutive years so that only one category is elected in any given year. The Company's Bylaws provide that the number of directors shall not be less than seven nor more than fifteen with the exact number to be fixed by the Board of Directors. The stockholders of the Company elect successors to directors whose terms have expired. The Board fills vacancies in unexpired terms and additional membership positions created by the Board. As a matter of general policy, non-employee directors must retire from the Board at the close of the annual meeting of stockholders following their 73rd birthday. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Directors and Executive Officers

        The names of the directors and executive officers of the Company and their respective ages and positions are as follows:

Name	Age	Position
Thomas W. Butch	45	Senior Vice President and Chief Marketing Officer
Robert L. Hechler	65	Director
Henry J. Herrmann	59	President, Chief Investment Officer and Director
Dennis E. Logue	57	Director
James M. Raines	62	Director
Ronald C. Reimer	67	Director
William L. Rogers	55	Director
Michael D. Strohm	50	Senior Vice President and Chief Operations Officer
John E. Sundeen, Jr.	41	Senior Vice President, Chief Financial Officer and Treasurer
Keith A. Tucker	57	Chairman of the Board, Chief Executive Officer and Director
Jerry W. Walton	55	Director
Robert J. Williams, Jr.	57	Senior Vice President and National Sales Manager

        Set forth below is a description of the backgrounds of the executive officers, directors and nominees for director.

        Thomas W. Butch has been Senior Vice President and Chief Marketing Officer of the Company since November 1999. Previously, he was associated with Stein Roe & Farnham, Inc., Chicago, Illinois, where he served in various positions from 1994-1999, including President of Mutual Funds, Senior Vice President of Marketing, Head of Marketing and Director of Public Relations.

        Robert L. Hechler has been a Director of the Company since March 1998. Previously, he served as Executive Vice President of the Company from March 1998 to December 2001, Chief Operating Officer of the Company from April 1999 to March 2001 and President, Chief Executive Officer and Treasurer of Waddell & Reed, Inc. from April 1993 to December 2001. He is also a Director of the Waddell & Reed Advisors Group of Mutual Funds, W&R Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. Mr. Hechler's term on the Board expires in 2003.

        Henry J. Herrmann has been a Director and President of the Company since March 1998 and Chief Investment Officer since March 1987. He is also a Director of the Waddell & Reed Advisors Group of

Mutual Funds, W&R Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. Mr. Herrmann's term on the Board expires in 2004.

        Dennis E. Logue has been a Director of the Company since January 2002. He has served as Dean of the Michael B. Price College of Business at the University of Oklahoma since July 2001. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. He has been a Director of Sallie Mae (GSE) since 1997 and a Director of Condor Technology Solutions of Falls Church, Virginia since 1998. Mr. Logue's term on the Board expires in 2003.

        James M. Raines has been a Director of the Company since July 1998. He has served as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm, since September 1988. Mr. Raines is also a director of Hispanic Broadcasting Corporation.Mr. Raines' term on the Board expires in 2004.

        Ronald C. Reimer has been a Director of the Company since March 2001. He is currently a Director and Chairman of Network Trust, Kansas City, Missouri and a Director of Truman Medical Center, Kansas City, Missouri. In addition, he is the co-founder of, and a teacher at, Servant Leadership School of Kansas City. Previously, Mr. Reimer co-founded Reimer and Koger Associates, an investment counseling firm in Merriam, Kansas in 1973 and served as its President until his retirement in 1988. Mr. Reimer's term on the Board expires in 2003.

        William L. Rogers has been a Director of the Company since April 1998. He is currently a Managing Director of The Halifax Group, Los Angeles, California, an investment partnership. In addition, he has been a Principal of Colony Capital, Inc., Los Angeles, California, a real estate-related investment company, since 1992. Mr. Rogers' term on the Board expires in 2004.

        Michael D. Strohm has been Senior Vice President of the Company since January 1999 and Chief Operations Officer of the Company since March 2001. In addition, he has served as President of Waddell & Reed, Inc. since 2001 and President of Waddell & Reed Services Company since 1999. Mr. Strohm served as Senior Vice President of Waddell & Reed, Inc. from 1994 to 2001.

        John E. Sundeen Jr.    has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since July 1999. From 1994 to June 1999 he was head of fixed income investment management for the Company, the Waddell & Reed Advisors Group of Mutual Funds, W&R Funds, Inc. and W&R Target Funds, Inc. He also has been Senior Vice President of Waddell & Reed Investment Management Company since 1995.

        Keith A. Tucker has been a Director, Chairman of the Board and Chief Executive Officer of the Company since March 1998. Previously, he was a Director and Vice Chairman of Torchmark Corporation. He is also a Director of the Waddell & Reed Advisors Group of Mutual Funds, W&R Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. Mr. Tucker is a nominee for director.

        Jerry W. Walton    has been a Director since April 2000. He has been the Executive Vice President, Finance and Administration and the Chief Financial Officer of J.B. Hunt Transport Services, Inc. since 1991. Prior thereto, Mr. Walton served as a tax partner with KPMG LLP, with whom he had been employed since 1968. Mr. Walton is a nominee for director.

        Robert J. Williams, Jr.    has been Senior Vice President of the Company since April 1999. Additionally, he has been Executive Vice President and National Sales Manager of Waddell & Reed, Inc. since July 1996. Previously, he was associated with the Charles Schwab & Co. institutional organization where he served as Vice President of Sales and Vice President of Support Services from 1991 to 1995.

        There are no family relationships among any of the executive officers or directors of the Company.

Board Meetings

        The Board held five meetings during the 2001 fiscal year. All directors attended at least 75% of the Board meetings. The Board acted by unanimous consent on one occasion in 2001.

Board Committees

        For the fiscal year ending December 31, 2001, the Board of Directors had standing audit, compensation and nominating committees. In January 2002, the Board appointed the following members to serve for 2002:

  •
  Audit, comprised of Robert L. Hechler, Dennis E. Logue, Ronald C. Reimer and Jerry W. Walton.

  •
  Compensation, comprised of James M. Raines and Jerry W. Walton.

  •
  Nominating, comprised of Robert L. Hechler, Dennis E. Logue, James M. Raines, Ronald C. Reimer, William L. Rogers and Jerry W. Walton.

        Members of the committees are appointed annually by the Board and serve until their successors are appointed or their earlier resignation or removal.

        The Audit Committee (1) recommends the independent auditors to be appointed by the Board; (2) discusses the scope of the proposed audit with the independent auditors and considers the audit reports; (3) discusses the auditors' recommendations with management; (4) reviews the fees of the independent auditors; (5) reviews the adequacy of the Company's system of internal accounting controls; (6) reviews the quarterly financial results and annual financial statements and any other reports to be filed with the SEC, as well as periodically reviewing pending litigation; and (7) meets with the Company's independent and internal auditors. As of December 31, 2001, all of the members of the Audit Committee satisfied the requirements of independence as set forth in the Audit Committee Policy of the New York Stock Exchange (the "NYSE"). The Audit Committee met six times in 2001. All of the members attended at least 75% of the meetings of this committee. For additional information concerning the Audit Committee, see "Report of the Audit Committee."

        The Compensation Committee determines the compensation of senior management of the Company and its subsidiaries. Additionally, the Compensation Committee administers the compensation, stock incentive and benefit plans of the Company. None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Compensation Committee met three times in 2001. All of the members attended at least 75% of the meetings of this committee. The Compensation Committee also acted by unanimous consent three times in 2001.

        The Nominating Committee reviews the qualifications of potential Board candidates, from whatever source received, and proposes nominations for Board membership. Nominations of potential Board candidates may be directed to the Nominating Committee, in care of the Secretary of the Company at the address stated herein. The Nominating Committee met once in 2001 with all members in attendance.

Compensation of Directors

        Directors of the Company are currently compensated on the following basis:

        Directors who are not officers or employees of the Company or its subsidiaries ("Outside Directors") receive an annual retainer of $40,000, fees of $2,000 for each Board meeting, $1,000 for each Compensation Committee meeting, $1,500 for each Audit Committee meeting and $1,000 for each Nominating Committee meeting. The Chairman of each committee receives an additional $500 per committee meeting. Outside Directors are not compensated for the execution of written consents in lieu of Board meetings and committee meetings. They are also reimbursed for travel and lodging expenses incurred in attending meetings.

        Outside Directors may annually elect to defer their compensation into an interest-bearing account in the Company's Non-Employee Director Stock Option Plan, which can subsequently be converted into Class A common stock options exercisable at market value or at a discounted price. In 2001, Messrs. Raines, Reimer, Rogers and Walton chose to make such deferrals of compensation, which were converted into options for 8,245, 8,574, 9,575 and 9,743 shares, respectively. All options were granted at the fair market value of the Class A common stock on the grant date.

        Outside Directors are automatically awarded annual non-qualified stock options on 4,500 shares of Class A common stock. The Board may award non-qualified stock options on a non-formula basis at such times as it determines appropriate. The Board, on the recommendation of the Compensation Committee made an additional grant of 1,000 options on Class A common stock to the Outside Directors in conjunction with the automatic annual award of 4,500 options. Options are priced at the fair market value of the Class A common stock on the grant date or at a discounted rate not to exceed 25% of fair market value on the grant date. To date, no discounted stock options have been granted.

        Outside Directors are also eligible to participant in the Company's group health plan at their election, effective as of January 1, 2002. To date, Messrs. Raines and Hechler have made such an election.

        Directors who are officers or employees of the Company or its subsidiaries waive receipt of all fees, including the annual retainer, for attending Board meetings and committee meetings. Such directors are reimbursed for travel and lodging expenses incurred in attending the meetings.

        On March 1, 2001, Messrs. David L. Boren, Joseph M. Farley, Joseph L. Lanier, Jr. and George J. Records, Sr. retired as directors of the Company. In consideration of their services to the Company, the Company granted each retiring director non-qualified stock options on 25,000 shares of Class A common stock. These options were granted at the fair market value of the Class A common stock on the grant date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC reports of security ownership and reports on subsequent changes in its ownership of the Company's securities. Reporting persons are required to furnish the Company with copies of all Section 16(a) forms filed with the SEC.

        Based upon the Company's review of the reports furnished to the Company pursuant to Section 16 of the Exchange Act, to the best of the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons.

Certain Relationships and Related Transactions

        In January 2000, the Company committed to invest up to $5,000,000 in a limited partnership interest in Halifax Capital Partners, L.P., a domestic private equity investment partnership. As of March 1, 2002, the Company had invested $1,441,000. William L. Rogers, a current director of the Company, is a general partner in Halifax Genpar, L.P., the managing director of Halifax Capital Partners, L.P. and has investment participation in Halifax Capital Partners, L.P. The Company believes its investment in Halifax Capital Partners, L.P. is carried on in the ordinary course of business on an arms-length basis.

        On January 21, 2000 the Company loaned Thomas W. Butch, Senior Vice President and Chief Marketing Officer, $169,020. The loan proceeds were used for the exercise of vested stock options of his previous employer. This loan was part of Mr. Butch's compensation package upon joining the Company in 1999 and was to be repaid in three equal annual installments beginning January 24, 2001. Interest on the outstanding balance is due annually and calculated at the one-month LIBOR rate as fixed by the British Banker's Association. As of January 4, 2002, Mr. Butch had paid $112,680 of the principal amount, in accordance with the terms of the loan, with a remaining balance of $56,340.

        On January 1, 2002, Waddell & Reed, Inc. entered into a Consulting Agreement with Robert L. Hechler. Mr. Hechler is a Director of the Company and retired as Executive Vice President of the Company and President, Chief Executive Officer and Treasurer of Waddell & Reed, Inc. effective December 28, 2001. Pursuant to the terms of the agreement, Mr. Hechler will provide managerial and advisory consulting services in the mutual fund, mutual fund underwriting and distribution and investment advisor financial planning areas to Waddell & Reed, Inc. The agreement provides that Mr. Hechler will provide such services for a period of 5 years at an annual consulting fee of $250,000.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        In December 2001, the Company entered into Change in Control Employment Agreements with Mr. Tucker and Mr. Herrmann. The agreements, which contain identical terms, provide that upon a Change in Control (as defined in the agreement), if the executive's employment is terminated (i) without "cause," (ii) by the executive with "good reason," or (iii) for any reason by the executive during the 30 days following the 6 month anniversary of the Change in Control, the executive will receive, among other items, (1) all earned or accrued compensation through the termination date, (2) a lump sum cash payment equal to 2.99 times his base salary and annual bonus (as defined in the agreement), in addition to a gross-up payment to pay for any applicable excise taxes, (3) continuation of benefits under the Company's insurance and benefit plans for 3 years, (4) a pro rata payment of the executive's bonus earned as of the termination date, if any, and (5) outplacement services. The agreements also contain confidentiality provisions.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table lists all persons known to be the beneficial owner of more than five percent of the Company's Class A common stock as of February 14, 2002.

Name and Address	Class A (#)	Class A %
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	7,651,380	9.5%
Highfields Capital Management LP(2) 200 Clarendon Street Boston, MA 02117	4,307,574	5.4%

(1)
These securities are owned by various individuals and institutional investors [including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 4,225,000 shares of Class A common stock, representing 5.2% of the Class A shares outstanding)] for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with sole power to direct investments and/or sole power to vote the Class A shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Information relating to this stockholder is based on the stockholder's Schedule 13G, Amendment No. 5, dated December 31, 2001 and filed with the SEC on February 14, 2002.

(2)
These shares are owned by (i) Highfields Capital Ltd., Highfields Capital I LP and Highfields Capital II LP (collectively, the "Funds"); (ii) Highfields Capital Management LP, which serves as investment advisor to the Funds, with respect to the shares owned by the Funds; (iii) Highfields GP LLC, which serves as the general partner to Highfields Capital Management LP; and (iv) Messrs. Richard L. Grubman and Jonathon S. Jacobson who serve as Managing Members of Highfields GP LLC. Highfields Capital Management LP, Highfields GP LLC, and Messrs. Jacobson and Grubman, collectively, have sole voting and investment power with respect to all shares. Information relating to the reporting persons is based on their Schedule 13G, Amendment No. 3, dated as of December 31, 2001 and filed with the SEC on February 14, 2002.

EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee

        Compensation of officers and senior executives of the Company and its subsidiaries and affiliates is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, comprised entirely of Outside Directors, meets (1) to fix annual salaries in advance and bonuses for the current year of senior executive officers and senior portfolio managers, (2) to review annual goals and reward outstanding annual performance of executives, (3) to grant stock options pursuant to the Company's stock option plans, (4) to establish and certify the achievement of performance goals under the Company 1999 Management Incentive Plan (the "MIP"), (5) to determine the senior executives eligible to participate in the Company 1998 Executive Deferred Compensation Stock Option Plan, as amended and restated (the "EDC Plan") and the Company Supplemental Executive Retirement Plan (the "SERP"), and (6) administer the Company's benefit plans.

        In November 2001, the Committee retained William M. Mercer, Inc. to review certain of its executive compensation policies and practices. The Committee met on several occasions in 2001 to discuss the salaries, bonuses and other compensation of the officers and senior executives of the Company, including the Chairman and Chief Executive Officer.

General Compensation Policy

        The Company's executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to the Company, (2) provide incentives to attract and retain key executives, and (3) instill a long-term commitment to the Company through a sense of Company ownership, all in a manner consistent with stockholder interests.

        The executive compensation package has three main components: (1) base salary, which is reviewed annually, (2) equity compensation consisting of stock options, and (3) incentive payments under the Company's MIP, which may be earned annually depending on the Company's achievement of pre-established performance goals. The Committee designated Messrs. Tucker, Herrmann and Hechler eligible to participate in the Company's EDC Plan and SERP in 2001. The EDC Plan permits eligible executives to defer salary and/or bonus on an annual or quarterly basis into an interest-bearing account and to subsequently, within a limited time period, elect to convert all or a portion of their deferred compensation into Company stock options, exercisable at market value of the common stock on the grant date or at a discount not to exceed 25%. In addition, the EDC Plan also allows the Committee, in its sole discretion, to direct that all or a portion of the incentive payments payable under the MIP be paid in Class A stock options in lieu of cash. To date, no discounted stock option awards have been granted.

        The Committee set the salary of Keith A. Tucker, the Chairman of the Board and Chief Executive Officer and approved the salaries of Henry J. Herrmann and Robert L. Hechler, Company executives who served on the Board of Directors during the fiscal year. As part of its oversight of the Company's compensation programs, the Committee also reviewed the salaries paid to certain other officers of the Company and its subsidiaries.

        The Committee acknowledges, and has since its inception, that the investment management and financial services industries are highly competitive and that experienced professionals have significant career mobility. Its members believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is essential to maintain the Company's competitive position in those industries, and thereby provide for the long-term success of the Company.

        The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs, are necessary for the motivation and retention of the Company's executives. During fiscal year 2001, base salaries for Messrs. Tucker and Hechler were unchanged from the prior year. Mr. Herrmann's base salary increased by $100,000. Consistent with compensation practices generally applied in the investment management and financial services industries with which the Company competes for employees, base salaries for the senior executives are intended to form a low percentage of total cash compensation with the major portion of cash compensation intended to be derived from payments made under the Company's MIP, provided, of course, that the performance goals established under that plan are met.

Base Salary

        Executive base salaries are based on the Company's performance for the prior fiscal year and upon a subjective evaluation of each executive's contribution to that performance. In evaluating overall Company performance, the primary focus is on the Company's financial performance for the year as measured by net income, earnings per share and return on assets and stockholders' equity.

Equity Participation

        Stock options are generally granted annually in an effort to link executives' future compensation to the long-term financial success of the Company, as measured by stock performance. Options are priced at 100% of the stock market value on the date of grant. They typically vest in three equal annual increments, beginning two years from the date of grant. The total number of options awarded to each executive is discretionary with the Committee but is generally based on the Company's performance and the executive's salary level.

        In addition to stock options, certain executives may from time to time be granted restricted stock under the Company 1998 Stock Incentive Plan, as amended and restated (the "SIP Plan"). Any award of restricted stock will be made by the Committee, which will set the vesting criteria. Awards are intended to provide incentives to enhance job performance of certain executives or to induce them to remain, or to become associated, with the Company. During the past fiscal year, no grants of restricted stock were made to the Company executives. Mr. Tucker had 36,338 shares of restricted stock vest in 2001 which were part of a restricted stock grant converted at the time of the Company's IPO from restricted shares of Torchmark Corporation previously owned by Mr. Tucker. Messrs. Herrmann, Hechler and Butch had 54,999, 45,000 and 2,500 shares of restricted stock vest in 2001, respectively.

Incentive Payments

        Incentive payments are made under the Company's MIP upon achievement of pre-established performance criteria. For the 2001 fiscal year, the Committee set several levels of overall performance objectives for the Company.

        Corresponding incentive levels for the 2001 fiscal year were assigned to participants in the plan by the Committee as percentages of base salary. These incentive levels are tied directly to the achievement of specific levels of performance objectives. Incentive percentages ranging from a low of 50% of base salary to a high of 200% are payable under the plan to an executive group including the Chief Executive Officer, Chief Investment Officer and Executive Vice President. However, the Committee reserves the right, in its sole discretion, to reduce these incentive percentages in an amount ranging from 100% of the applicable incentive percentage at the lowest level to 25% of the applicable incentive percentage at the highest level. For the fiscal year ended December 31, 2001, the executives were eligible to receive incentive payments of 50% of their base salaries. Pursuant to guidelines adopted by the Committee, the Committee, in its discretion, reduced the awards by 100% and, as a result, no incentive payments were made under the MIP for performance in the 2001 fiscal year.

Stock Option Program

        The SIP, under which options in Company Class A common stock are currently awarded, has as its stated purpose attracting and retaining employees who contribute to the Company's, its subsidiaries' and affiliates' success and enabling those persons to participate in the long-term success and growth through an equity interest in the Company. To this end, the Committee grants non-qualified stock options to officers and key employees at the market value of the Company's Class A common stock on the date of grant, the size of the grant being based generally on the current compensation of such officers or key employees. Decisions regarding stock options are made annually and the number of options previously awarded to an individual executive officer is not a substantial consideration in determining the amount of options granted to that officer in the future. Once an officer has been awarded options and becomes a part of the stock option program, he or she will typically continue to receive stock options related to salary from year-to-year. Stock options may be exercised using cash or previously-owned stock for payment or through a simultaneous exercise and sale program. Generally, such stock options first become exercisable to the extent of one-third of the shares on the second anniversary of the option grant date and the remaining two-thirds on the third and fourth anniversary of the option grant date, respectively. The stock options granted generally contain a restoration feature as more fully described in the "Stock Option Grant Table" below.

Compensation of the Chief Executive Officer

        During 2001, Keith A. Tucker, the Company's Chief Executive Officer, received a base salary of $800,016 which remained unchanged from the previous year. He was also granted an option to purchase 200,000 shares of Class A common stock in December 2001 as part of the normal compensation awards for the Company's officers and senior executives. This option grant has an exercise price equal to the fair market value at the date of grant and vests over a four year period.

        Mr. Tucker's base salary is not directly related to specific measures of corporate performance. His base salary is determined by his tenure of service and his current job responsibilities as well as the relative salaries of his peers in the investment management and financial services industries. In November 2001, the Committee retained William M. Mercer, Inc. to review Mr. Tucker's salary as compared to his peers in the industry. Any stock options awarded to Mr. Tucker are not necessarily directly tied to specific measures of corporate performance. Such awards are generally based on his current compensation and the Company's overall relative performance. As previously mentioned, Mr. Tucker's annual incentive payment is tied to pre-established performance criteria under the Company's MIP.

Deductibility of Compensation

        Internal Revenue Code Section 162(m) provides that executive compensation in excess of $1 million is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily, or in all circumstances, limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To this end, the Committee annually establishes performance criteria under the Company's MIP, which was adopted by the stockholders in 1999, to try to ensure the deductibility of incentive compensation.

Summary

        The Committee has compared the Company's compensation levels to relevant publicly available data for the investment management and financial services industries and has found the Company's compensation levels to be competitive. Certain of these companies are included in the SNL Investment Adviser Index shown in the Stock Performance Chart which follows. The Company believes it competes for executive talent with a large number of investment management, securities and other financial services companies, some of which are privately owned and others of which have significantly larger market capitalization than the Company. The Committee's goal is to maintain compensation programs which are competitive within the investment management and financial services industries. The Committee believes that 2001 compensation levels disclosed in this Proxy Statement are reasonable and appropriate in light of the Company's performance and believes that the compensation programs of the Company well serve the interests of the Company's stockholders. The Committee intends to continue to emphasize programs that it believes positively affect stockholder value.

Waddell & Reed Financial, Inc., Compensation Committee
2002 Members
James M. Raines, Chairman
Jerry W. Walton

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ending December 31, 2001, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on the Committee.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

        On April 26, 2000, the Board initially adopted an Audit Committee Charter setting out the audit related functions the Audit Committee (the "Committee") is to perform. A copy of the Charter, as amended on March 5, 2002, is attached to this Proxy Statement as Appendix A. The functions of the Committee are focused primarily on three areas:

  •
  The scope and adequacy of the Company's internal controls and financial reporting processes and the reliability of the Company's financial statements;

  •
  The independence and performance of the Company's independent and internal auditors; and

  •
  The Company's compliance with legal and regulatory requirements related to the filing and disclosure of quarterly and annual financial statements of the Company.

        As of December 31, 2001, the directors who served on the Committee were all "independent" for purposes of the NYSE listing standards. In January 2002, the Board appointed Mr. Robert L. Hechler, a former officer of the Company, as a member of the Committee pursuant to NYSE Listed Company Manual Section 303.02(D). Mr. Hechler retired as the Executive Vice President of the Company effective December 28, 2001. In its business judgment, the Board determined that it would be in the best interests of both the Company and its stockholders to appoint Mr. Hechler to the Committee due to Mr. Hechler's knowledge and experience in the operations of the mutual fund industry and his years of experience in accounting and financial management, in particular with critical accounting policies and internal audit functions of the Company and its subsidiaries. The Board has determined that none of the other members on the Committee have a relationship to the Company that may interfere with the Committee's independence from the Company and its management.

        Management is responsible for the adequacy of the Company's financial statements, internal controls and financial reporting processes. The independent auditors perform an independent audit of the Company's consolidated financial statements, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards and issue a report thereon.

        The Committee is responsible for monitoring and overseeing these processes. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management or the Company's independent auditors, nor can the Audit Committee certify that the Company's independent auditors are "independent" under applicable rules. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Audit committee has relied, without independent verification, on management's representations that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of the Company's independent auditors included in their report on the Company's financial statements. However, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been performed in accordance with generally accepted auditing standards, or that the Company's independent auditors are in fact independent. The Committee meets with management periodically to consider the scope and adequacy of the Company's internal controls and the objectivity of its financial reporting and discusses these matters with the Company's independent auditors, appropriate Company financial personnel and the internal auditors. The Committee semi-annually meets privately with both the independent and internal auditors, each of which has unrestricted access to the Committee and can meet with the Committee at any time upon their request. The Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Committee reviews the Company's financial statements and reports recommendations to the full Board for approval and to authorize action.

        In performing its oversight role, the Committee reviewed the audited consolidated financial statements for the 2001 fiscal year and met and held discussions with management and KPMG LLP, the Company's independent auditors to discuss those financial statements and the audit related thereto. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company's financial statements. The independent auditors also provided the Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors' independence from the Company and its related entities, and the Committee discussed with the independent auditors their independence.

        Based on the Committee's discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC.

        The Committee also recommended to the Board and the Board has selected KPMG LLP, subject to stockholder ratification, to be employed as the Company's independent auditors to conduct the annual audit and to report on, as may be required, the consolidated financial statements which may be filed by the Company with the SEC during the ensuing year. If the selection of KPMG LLP as the Company's independent auditors is not ratified by the stockholders, the Board will reconsider its selection.

Waddell & Reed Financial, Inc. Audit Committee
2002 Members
Ronald C. Reimer, Chairman,
Robert L. Hechler
Dennis E. Logue
Jerry W. Walton

Summary Compensation Table

        The following table sets forth the compensation paid for the three most recent fiscal years to the Chief Executive Officer, the four next most highly compensated executive officers of the Company and Mr. Hechler, who would have been one of the four most highly compensated executive officers but for his retirement from the Company effective December 28, 2001.

Long Term Compensation
	Annual Compensation							Securities underlying Options/ SAR (3)(#)
Name and Principal Position	Year	Salary($)		Bonus ($)(1)		Restricted Stock Awards $(2)			All other Compensation $(4)
Keith A. Tucker,(1) Chairman & Chief Executive Officer	2001 2000 1999	$ $ $	800,016 800,016 800,016	$ $ $	0 1,000,000 400,000		— — —	328,542 1,271,995 873,186	$ $ $	326,902 383,061 351,895
Henry J. Herrmann, President & Chief Investment Officer	2001 2000 1999	$ $ $	800,000 700,000 600,000	$ $ $	0 1,150,000 300,000		— — —	371,292 701,648 620,435	$ $ $	319,902 292,767 273,870
Thomas W. Butch, Senior Vice President & Chief Marketing Officer	2001 2000 1999	$ $ $	320,000 320,000 320,000	$ $ $	150,000 225,000 250,000	$	— 123,750	64,792 58,686 15,000	$ $ $	8,672 139,093 118
John E. Sundeen, Jr., Senior Vice President, Chief Financial Officer & Treasurer	2001 2000 1999	$ $ $	300,000 300,000 262,500	$ $ $	213,463 362,546 290,714		— — —	109,513 100,346 72,698	$ $ $	7,940 8,242 7,106
Robert J. Williams, Jr., Senior Vice President & National Sales Manager	2001 2000 1999	$ $ $	300,000 300,000 300,000	$ $ $	150,000 247,500 250,000		— — —	83,426 94,743 41,645	$ $ $	12,192 14,282 12,064
Robert L. Hechler,	2001 2000 1999	$ $ $	500,000 500,000 500,000	$ $ $	0 575,000 250,000		— — —	242,134 481,160 449,114	$ $ $	308,716 375,940 238,336

(1)
Includes for Mr. Sundeen, $63,463, $62,546 and $28,214 of bonus deferred as a portfolio manager under the Company Portfolio Manager Deferred Compensation Plan, as amended, and distributed in 2001, 2000 and 1999, respectively. Messrs. Tucker, Butch, Sundeen, Williams and Hechler received $300,000, $75,000, $100,000, $202,500 and $250,000, respectively, of their 2000 bonuses in Class A stock options pursuant to the Company's EDC Plan. Messrs. Tucker, Herrmann and Hechler received $400,000, $300,000 and $250,000, respectively, of their 1999 bonuses in Class A stock options pursuant to the SIP Plan.

(2)
The value of the Class A restricted stock award, made pursuant to the SIP Plan, is based on the closing market price of the Class A stock on November 15, 1999 for Mr. Butch. The restrictions on the stock award granted to Mr. Butch lapse in 33 1/3% annual increments beginning on November 15, 2000. Dividends on the restricted shares are paid directly to these individuals at the same rate dividends are paid on unrestricted shares. As of December 31, 2001, Messrs. Herrmann, Butch and Hechler owned 54,999, 2,500 and 45,000 shares, respectively, of restricted stock valued at $1,770,968, $80,500 and $1,449,000, respectively, (based on a year end closing price of $32.20 per share).

(3)
The total number of options granted to Messrs. Butch and Sundeen for 2001 include 4,792 and 3,993 options, respectively, that were granted by the Compensation Committee, in its discretion, in lieu of a portion of the executive's bonus pursuant to the EDC Plan.

(4)
Included in the balance is (1) Company contributions to the Company 401(k) and Thrift Plan, as amended, a funded qualified contribution plan, for Messrs. Tucker, Herrmann, Butch, Sundeen, Williams and Hechler of $6,800 for 2001, $6,800 for 2000 (except for Mr. Butch) and $6,400 for 1999; (2) Company contributions to the Company Supplemental Executive Retirement Plan for Messrs. Tucker, Herrmann and Hechler of $304,762, $304,762 and $290,476, respectively for 2001; $361,201, $277,867 and $358,200, respectively, for 2000 and $336,846, $252,629 and $210,525, respectively for 1999; (3) additional premiums paid on life insurance policies for Messrs. Tucker, Herrmann, Butch, Sundeen, Williams and Hechler of $2,840, $3,340, $1,872, $1,140, $5,392 and $4,940, respectively, for 2001; $2,560, $3,100, $1,308, $1,442, $7,482 and $4,440, respectively, for 2000 and $8,136; $14,841, $118, $706, $5,664 and $21,411, respectively, for 1999; (4) payments for estate planning purposes for Messrs. Tucker, Herrmann and Hechler of $12,500, $5,000 and $6,500, respectively, and (5) a payment of moving and relocation expenses of $130,985 for Mr. Butch in 2000. Additionally, Mr. Tucker's balance includes interest on prior contributions to the Torchmark Corporation Supplemental Savings and Investment Plan, an unfunded deferred contribution plan, of $513 for 1999.

Stock Option Grant Table

        The following table sets forth certain information concerning Class A common stock options granted to the named executive officers in the Summary Compensation Table, including Mr. Hechler, during the fiscal year ending December 31, 2001.

Individual Grants
Name	Number of Securities underlying options granted (1)(#)		% of total options granted to employees in fiscal year	Exercise Or Base Price ($/share)		Expiration Date	Grant Date Present Value (2)(3)(4)($)
Keith A. Tucker	128,542(2 200,000(3	) )	3.1% 4.8%	$ $	32.81 26.76	08/02/11 12/04/11	$ $	1,453,810 1,772,000
Henry J. Herrmann	171,292(2 200,000(3	) )	4.1% 4.8%	$ $	32.81 26.76	08/02/11 12/04/11	$ $	1,937,313 1,772,000
Thomas W. Butch	60,000(3 4,792(4	) )	1.4% 0.1%	$ $	26.76 26.76	12/04/11 12/02/12	$ $	531,600 29,998
John E. Sundeen, Jr.	45,520(2 60,000(3 3,993(4	) ) )	1.1% 1.4% 0.1%	$ $ $	32.81 26.76 26.76	08/02/11 12/04/11 12/02/12	$ $ $	514,831 531,600 24,996
Robert J. Williams, Jr.	23,426(2 60,000(3	) )	0.6% 1.4%	$ $	32.81 26.76	08/02/11 12/04/11	$ $	264,948 531,600
Robert L. Hechler	103,134(2 139,000(3	) )	2.5% 3.3%	$ $	32.81 26.76	08/02/11 12/04/11	$ $	1,166,446 1,231,540

(1)
Unless otherwise indicated, all options granted are exercisable for Class A common stock pursuant to the SIP Plan, as amended and restated, and are non-qualified stock options.

(2)
This option is a restoration option granted on August 1, 2001 pursuant to a restoration feature contained in the Company stock option plans allowing for the use of this feature on the first trading day of August each year. A restoration option is an option granted when an optionee exercises a stock option by making payment with previously owned Company stock. The restoration option is granted for the number of shares exchanged for payment of the option, including payment of any federal and state income tax withholdings. The exercise price for a restoration option is equal to the market price of the common stock on the date the restoration option is granted. A restoration option becomes exercisable six months from the grant date and includes the same restoration feature. The restoration option expires ten years and two days from the grant date of the option. These options are valued using the Black-Scholes option pricing model.

(3)
These options were granted on December 3, 2001 with an exercise price equal to the closing price of the Class A common stock on the grant date. Such options are not exercisable during the first two years after the grant date and then vest annually in one-third increments thereafter. These options contain a restoration feature as described above in footnote 3 and are valued using the Black-Scholes option pricing model.

(4)
Pursuant to the EDC Plan, these options were granted by the Compensation Committee, in its discretion, in lieu of a portion of the executive's bonus. These options were granted on December 3, 2001 with an exercise price equal to the closing price of the Class A common stock on the grant date and vest 10% annually, commencing on the first anniversary of the grant date. These options also contain a restoration feature as described above in footnote 3. These valuations are based on a variation of the Black-Scholes option pricing model, resulting in a valuation of $6.26 per option. Assumptions used to determine that value included adjusted volatility of 40.0%, a risk free rate of return based on a 4.71-year Treasury Strip of 3.95%, a dividend yield of 1.3% and a life of 4.71 years. Non-transferability and non-tradability lowered the time value of the options by 10%. In addition, the historic stock price frequency of 82.07% lowered the valuation by 18%.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values Table

        The following table sets forth information concerning Class A common stock acquired on exercise of stock options during fiscal 2001, any value realized therein, the number of unexercised options at the end of fiscal 2001 (exercisable and unexercisable) and the value of Class A stock options held at the end of 2001. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, the "Value Realized" numbers do not necessarily reflect what the executive might receive, should he choose to sell the shares acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

			Number of Securities Underlying unexercised options at Fiscal Year End (#)
	Shares Acquired On Exercise (#)(1)				Value of unexercised In-the-money options at Fiscal Year End ($)(2)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Keith A. Tucker	299,033	$5,593,954	1,179,518	1,544,887	$2,959,440	$18,975,035
Henry J. Herrmann	267,809	$4,726,694	651,217	1,153,943	$2,403,678	$10,887,958
Thomas W. Butch	0	$0	6,369	132,109	$76,833	$506,135
John E. Sundeen, Jr.	70,650	$1,230,760	78,923	259,986	$658,834	$1,804,268
Robert J. Williams, Jr.	36,727	$651,429	82,690	233,082	$1,104,303	$1,499,744
Robert L. Hechler	223,035	$3,934,015	1,313,875	0	$10,575,479	$0

(1)
This column reflects the number of shares underlying options exercised in the Company's Stock Option Restoration Program (the "Program") in fiscal year 2001. Pursuant to the terms of the Program, the actual number of shares received by each executive after taking into account the shares surrendered to cover the exercise price and tax liability, if any, for Messrs. Tucker, Herrmann, Sundeen, Williams and Hechler were 168,014, 94,428, 24,587, 13,013 and 118,159 shares, respectively.

(2)
The value of unexercised in-the-money options equals the difference between the closing price of the Class A common stock at fiscal year end and the option's exercise price, multiplied by the number of shares underlying the options. The closing price of the Class A common stock on December 31, 2001 was $32.20.

Pension Plans

Waddell & Reed Financial, Inc. Retirement Income Plan*

	Years of Credited Service
Remuneration
	15	20	25	30	35
200,000	$43,000	$57,000	$72,000	$86,000	$93,000
250,000	$43,000	$57,000	$72,000	$86,000	$93,000
300,000	$43,000	$57,000	$72,000	$86,000	$93,000
350,000	$43,000	$57,000	$72,000	$86,000	$93,000
400,000	$43,000	$57,000	$72,000	$86,000	$93,000
500,000	$43,000	$57,000	$72,000	$86,000	$93,000

        Waddell & Reed Financial, Inc. Retirement Income Plan.    This plan is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits under the plan are determined by multiplying the participant's highest earning average in any five consecutive years during the last ten years of service before retirement by a percentage equal to 2% for each year of credited service up to 30 years and by 1% for each additional year of service in excess of 30 years, for a maximum of 10 additional years, and then reducing that result by a Social Security offset. Earnings for purposes of the plan do not include bonuses, commissions (other than for Regional Vice Presidents and Division/District Managers), directors' fees, expense reimbursements, employer contributions to retirement plans, deferred compensation or any amounts in excess of $170,000 per year (as adjusted). Benefits under the plan vest 100% after five years. Upon the participant's retirement, benefits under the plan are payable as an annuity or in a lump sum. In fiscal year 2001, covered compensation was $6,800 for Messrs. Tucker, Herrmann, Butch, Sundeen, Williams and Hechler. Messrs. Tucker, Herrmann, Butch, Sundeen, Williams and Hechler have 10, 28, 2, 18, 6 and 28 years of service, respectively, under the Company Retirement Income Plan.

        Messrs. Tucker, Herrmann and Hechler may also receive retirement benefits under the SERP, a non-qualified defined contribution plan. Upon retirement on December 28, 2001, Mr. Hechler received distributions from the SERP in the amounts of $654,615 and $293,797. See information in the Summary Compensation Table regarding Company contributions for 2001.

        The preceding table shows the estimated annual retirement benefits that would be payable to participants in 2001 with varying salary ranges and years of service. The benefits shown are offset for Social Security deductions and calculated on the basis of payments for the life of a participant who is 65 years of age.

*
Benefits paid under a qualified deferred benefit plan which does not operate in conjunction with a defined benefit supplementary or excess pension award plan were limited by law in 2001 to $140,000 per year.

PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Performance Graph" shall not be incorporated by reference into any future filings, and shall not be deemed soliciting material or filed under the Securities or Exchange Act.

        The following graph compares the cumulative total stockholder return on the Company's Class A common stock from March 5, 1998 (the date the Company became a public company) through December 31, 2001, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the SNL Investment Adviser Index. The SNL Investment Adviser Index is a composite of twenty-one publicly traded asset management companies. The graph assumes the investment of $100 in the Class A common stock and in each of the two indices on March 5, 1998, with all dividends being reinvested. The initial public offering price of the Company's Class A common stock was $15.3333 per share (as adjusted for stock splits). The stock price performance on the graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return for the Period Ended December 31, 2001*
Waddell & Reed Financial, Inc.

	Period Ending
Index
	03/05/98	12/31/98	12/31/99	12/31/00	12/31/01
Waddell & Reed Financial, Inc.	100.00	91.19	106.91	225.53	195.29
S&P 500	100.00	120.18	145.47	132.22	116.51
SNL Investment Adviser Index	100.00	87.02	95.11	151.86	135.98

*
Cumulative Total Return assumes an initial investment of $100 on March 5, 1998 and the reinvestment of all dividends. Fiscal year ended December 31, 2001.

**
SNL Investment Adviser Index is prepared by SNL Financial, Charlottesville, Virginia, 434-977-1600.

Security Ownership of Management

        The following table shows certain information about stock ownership of the directors, director nominees and executive officers of the Company as of March 1, 2002. As used in this Proxy Statement, "beneficially owned" means the sole or shared power to vote or direct the voting of a security and/or the sole or shared power to dispose or direct the disposition of a security.

Name of Beneficial Owner(1)	Class A Directly(2)(5)	Class A Indirectly(3)(6)
Thomas W. Butch	14,034	0
Robert L. Hechler	1,842,992	0
Henry J. Herrmann	54,999	1,740,560
Dennis E. Logue	0	0
James M. Raines	28,363	0
Ronald C. Reimer	0	0
William L. Rogers	49,860	0
Michael D. Strohm	83,508	1,962
John E. Sundeen, Jr.	202,053	0
Keith A. Tucker	0	3,218,149
Jerry W. Walton	11,531	0
Robert J. Williams, Jr.	167,102	0
All Directors, Nominees and Executive Officers as a group (12 persons)(4)	2,454,442	4,863,044

(1)
No directors, director nominees or executive officers other than Keith A. Tucker (3.9%), Henry J. Herrmann (2.1%), and Robert L. Hechler (2.3%) beneficially own 1% or more of the Company Class A common stock.

(2)
Includes: for Thomas W. Butch, 6,369 shares; for Robert L. Hechler, 1,313,875 shares; for Dennis E. Logue, 0 shares; for James M. Raines, 23,465 shares; for Ronald C. Reimer, 0 shares; for William L. Rogers, 38,293 shares; for Michael D. Strohm, 68,676 shares; for John E. Sundeen, Jr., 153,493 shares; for Jerry W. Walton, 7,031 shares; for Robert J. Williams, Jr., 137,016 shares; and for all directors, executive officers and nominees as a group, 1,748,218 shares, that are subject to presently exercisable Class A stock options and options exercisable within 60 days.

(3)
Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his or her home has a beneficial interest, (c) owned by the director or executive officer in a personal corporation, or (d) owned by the director or executive officer in a retirement plan. Indirect beneficial ownership excludes 15,831 and 590 Class A shares for the account of Keith A. Tucker and Thomas W. Butch, respectively, and an additional 74 Class A shares for the account of Michael D. Strohm, in the Company 401(k) and Thrift Plan as of March 1, 2002.

(4)
All directors, nominees and executive officers as a group, beneficially own 8.6% of the Class A common stock of the Company.

(5)
Includes unvested shares of restricted Class A common stock granted under the SIP Plan of 54,999 shares for Henry J. Herrmann, 45,000 shares for Robert L. Hechler and 2,500 shares for Thomas W. Butch.

(6)
For Henry J. Herrmann, indirect beneficial ownership includes 999,749 shares owned by a personal trust that are subject to presently exercisable Class A stock options and options exercisable within 60 days and 97,627 shares subject to presently exercisable options owned by Mr. Tucker's children's trust for which Mr. Herrmann serves as a co-trustee. Mr. Herrmann disclaims beneficial ownership as to the shares owned by Mr. Tucker's children's trust. For Keith A. Tucker, indirect beneficial ownership includes 1,468,942 shares owned by a personal trust that are subject to presently exercisable Class A stock options and options exercisable within 60 days and 97,627 shares subject to presently exercisable options owned by Mr. Tucker's children's trust for which Mr. Tucker's wife serves as co-trustee. Mr. Tucker disclaims beneficial ownership as to the shares owned by the children's trust.

PROPOSAL NO. 2—RATIFICATION OF KPMG LLP AS THE COMPANY'S
INDEPENDENT AUDITORS

        The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected KPMG LLP to audit the books, records and accounts of the Company and its subsidiaries for the 2002 fiscal year. KPMG LLP has served as the Company's independent auditors since its appointment in 1981. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. Stockholder ratification is not required for the selection of the Company's independent auditors because selection is the responsibility of the Board, in conjunction with the Audit Committee. The selection is being submitted for ratification with a view toward soliciting the opinion of our stockholders for consideration by the Board and the Audit Committee in future deliberations and the selection process with respect to the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the selection of independent auditors.

        The Audit Committee approved all services provided by KPMG LLP for the year ended December 31, 2001. These services included the examination of the Company's consolidated financial statements and other services related to filings with the SEC. See "Report of Audit Committee" for a discussion of auditor independence.

Audit Fees

        The aggregate fees billed for professional services rendered in auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year were $223,500.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by KPMG LLP for the 2001 fiscal year in connection with (1) directly or indirectly operating, or supervising the operations of the Company's information system or managing the Company's local area network, or (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

        The aggregate fees billed by KPMG LLP for all other services rendered were $600,084, including $554,459 for income tax services related to tax planning, consulting and compliance and $45,625 for audit related services. The Audit Committee has considered whether KPMG LLP's independence is compatible with rendering all other non-audit services during fiscal year 2001.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

OTHER MATTERS

Other Business Presented at Annual Meeting

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be or is likely to be brought before the annual meeting. If a stockholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Securities Act is properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Stockholder Proposals for 2003 Annual Meeting

        In order for a proposal by a stockholder to be presented at an annual meeting of the Company's stockholders, the proposal must be included in the related proxy statement and proxy form. In order for a stockholder's proposal to be included in the proxy statement and proxy form for the annual stockholders' meeting in 2003, the proposal (1) must be received by the Company at its home office, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Daniel C. Schulte, Secretary, on or before December 26, 2002 and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws and the Company's bylaws. If a stockholder proposal is submitted outside the process mandated by the SEC, it will be considered untimely if received after December 26, 2002.

Where You Can Find More Information

        The Company files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York City, New York 10005.

        In addition, the Company's annual report on Form 10-K (without exhibits) is available via the Internet at the Company's website (www.waddell.com). If you would like to request documents from the Company, please do so by April 15, 2002 to receive them before the annual meeting.

        You may request a copy of these filings (other than exhibits which are not specifically incorporated by reference herein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the election of directors and the ratification of the Company's independent auditors. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 20, 2002.

                      By Order of the Board of Directors

                      Daniel C. Schulte
                       Vice President, General Counsel & Secretary

Appendix A
Audit Committee Charter

WADDELL & REED FINANCIAL, INC.
AUDIT COMMITTEE CHARTER

I. PURPOSE AND ROLE

        The primary function of the Audit Committee ("Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing in conjunction with the internal and external auditors of the Corporation: (i) the financial statements provided by Waddell & Reed Financial, Inc. (the "Corporation") to the SEC to satisfy its periodic reporting responsibilities under the Securities Exchange Act of 1934; (ii) the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and (iii) the Corporation's auditing, accounting and financial reporting processes generally.

        All of the requirements in this Charter are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity and is not intended to imply or require a detailed review of the work performed by the independent auditors unless specific circumstances are brought to its attention warranting such a review.

        Although it is not the specific duty of the Committee to conduct investigations, the Audit Committee has the power and authority to conduct any investigation it deems appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board. All of the members of the Audit Committee must (i) be free of any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation, and (ii) not be subject to any of the other restrictions on independence set forth in Rule 303.01(B)(3) of the New York Stock Exchange ("NYSE").

        All of the members of the Committee shall possess a basic understanding of financial statements, including a company's balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Committee. The Board has determined, in its business judgment, that the foregoing factors constitute financial literacy. At least one member of the Committee shall have accounting or related financial management expertise, as the Board, in its business judgement, interprets such qualification.

        The members of the Committee shall be elected by the Board at the annual or at any regular meeting of the Board. The members of the Committee shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. If a Chair is not elected by the full Board or is not present at a particular meeting, the members of the Committee may designate a Chair by majority vote of the Committee membership in attendance.

III.  MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least semi-annually with management, the manager of the internal auditing department, the independent auditors, and as a Committee, in separate executive sessions, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent auditors and financial management quarterly either in person or telephonically, to review the Corporation's interim financial statements consistent with Section IV.3 below. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

IV.  RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall perform the following:

Review of Documents/Reports/Policies

  1.
  The Committee has adopted this Charter following its approval by the Board based upon the recommendation of the Committee. The Committee shall review, and reassess the adequacy of, this Charter at least annually. The Charter shall be included as an appendix to the Corporation's proxy statement for its annual meeting of stockholders at least once every three years.

  2.
  Review and discuss with management and the independent auditors the Corporation's annual audited financial statements prior to filing or distribution. This review and discussion should encompass the results of the audit, including significant issues regarding accounting principles, practices and judgments.

  3.
  Review with financial management and the independent auditors the quarterly financial results, including the results of reviews by the independent auditors prior to the earlier of the release of earnings or the filing of the Quarterly Report on Form 10-Q. The Chair of the Audit Committee may represent the entire Committee for purposes of this review. In connection with such review, the Audit Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 (as may be modified, supplemented or amended) have been received and held.

Independent Auditors

  4.
  Recommend to the Board the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors.

  5.
  The independent auditors for the Corporation are ultimately accountable to the Committee and the Board and the Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement.

  6.
  Ensure that the independent auditors submit on a periodic basis (but at least annually) to the Audit Committee a formal written statement in accordance with Independence Standards Board Statement No. 1 (as may be modified or amended) delineating all relationships between them and the Corporation and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and recommend that the Board take appropriate action in response to the report of the independent auditors to satisfy itself of the outside auditor's independence. In considering independence, receive confirmation that the independent auditors are independent pursuant to rule 2-01 of Regulation S-X.

  7.
  Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

  8.
  In conjunction with management and the independent auditors, review the independent auditors' audit plan—discussing and questioning the adequacy, scope, limitations, staffing (including experience and credentials), reliance upon management, and internal audit and general audit approach of the audit plan.

  9.
  Consider whether the engagement of the independent auditors for non-audit services is compatible with maintaining the independent auditors' independence and review the fees for such services. If appropriate, approve such engagement and the payment of such fees.

2

  10.
  Discuss and review with management and the independent auditors any off-balance sheet arrangements or unconsolidated special purpose entities, as well as their effect and the effect of emerging issues arising out of accounting and regulatory proposals on the financial statements of the Corporation.

  11.
  Discuss and review with management and the independent auditors any correspondence with the NYSE or governmental agencies concerning material issues related to the financial statements, audits or accounting policies of the Corporation.

  12.
  Discuss and review with management and the independent auditors any complaints by employees involving material concerns related to the financial statements, audits or accounting policies of the Corporation.

  13.
  Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

Financial Reporting Processes

  14.
  In consultation with management, the independent auditors, and the manager of the internal auditing department, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial reporting risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  15.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

  16.
  Discuss with the independent auditors the matters contemplated by Statement of Auditing Standards No. 61 (as may be modified or amended), including, without limitation, the independent accountant's judgments about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting. Review the policies and procedures of the independent auditors with respect to quality control.

  17.
  Based on, among other things, the review and discussions referred to in subsections 2, 6 and 16 of this Section IV, recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

  18.
  Prepare a report of the Committee to be included in the Corporation's proxy statement for its Annual Meeting of Stockholders satisfying the requirements of Item 7 of Schedule 14A and Item 306 of Regulation S-K.

  Miscellaneous

  19.
  Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Audit Committee, such member's right to rely on statements and certifications made by the Corporation's officers, employees, agents, counsel, experts and auditors.

  20.
  Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Audit Committee to indemnification and advancement of expenses under the Certificate of Incorporation or Bylaws of the Corporation or under any contract, agreement, arrangement or understanding benefiting such member.

  21.
  Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Audit Committee or any of its members.

3

WADDELL & REED FINANCIAL, INC.

PROXY

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
WADDELL & REED FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Keith A. Tucker and Henry J. Herrmann, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on the 24th day of April 2002 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, Torchmark Corporation Savings and Investment Plan, Liberty National Life Insurance Company 401(k) Plan and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company, will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

ELECTION OF DIRECTORS:

        Keith A. Tucker and Jerry W. Walton

    (change of address/comments)

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

FOLD AND DETACH HERE

Please mark
your votes	☒
as in this example

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

The Board of Directors recommends a vote FOR:
		FOR	WITHHELD
1.	Election of Directors (see reverse)	☐	☐
FOR, except vote withheld from the following nominee(s):

(Instruction: To withhold authority to vote for any individual nominees, write that nominee's name here.)
2.	Ratification of the selection of KPMG LLP as independent auditors for the fiscal year 2002.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

        IMPORTANT - PLEASE SIGN EXACTLY AS NAME APPEARS BELOW AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executive administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated March 20, 2002, is hereby acknowledged.

Signature	Signature if held jointly

Dated                  , 2002

FOLD AND DETACH HERE

WADDELL & REED FINANCIAL, INC.

        [VOTER CONTROL NUMBER PRINTS HERE]

[Shareholder Name]
[and Address prints here]

Dear Stockholder:

        If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

        The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
Using a touch-tone phone call Toll-free:	1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct:	1-201-536-8073
To Vote by Internet:
Log on to the Internet and go to the website:	http://www.eproxyvote.com/wdr
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

Stockholder Inquiries
For General Information Concerning Your Stock,
Call (800) 446-2617

QuickLinks

INFORMATION CONCERNING THE ANNUAL MEETING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
PRINCIPAL STOCKHOLDERS OF THE COMPANY
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
Waddell & Reed Financial, Inc., Compensation Committee 2002 Members James M. Raines, Chairman Jerry W. Walton
REPORT OF THE AUDIT COMMITTEE
Waddell & Reed Financial, Inc. Retirement Income Plan
PERFORMANCE GRAPH
PROPOSAL NO. 2—RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS
OTHER MATTERS
WADDELL & REED FINANCIAL, INC. AUDIT COMMITTEE CHARTER